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                                                                     EXHIBIT 3.B


                                     BYLAWS

                                       OF

                           VALLEY NATIONAL CORPORATION
                             A DELAWARE CORPORATION


                            Adopted October 13, 1998
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                                     BYLAWS
                                       OF
                           VALLEY NATIONAL CORPORATION
                            (A DELAWARE CORPORATION)

                                TABLE OF CONTENTS

ARTICLE I     CORPORATE OFFICES..........................................................    1

        1.1    REGISTERED OFFICE.........................................................    1
        1.2    OTHER OFFICES.............................................................    1

ARTICLE II    MEETINGS OF STOCKHOLDERS...................................................    1

        2.1    PLACE OF MEETING..........................................................    1
        2.2    ANNUAL MEETING............................................................    1
        2.3    SPECIAL MEETING...........................................................    1
        2.4    NOTICE OF STOCKHOLDERS' MEETINGS..........................................    2
        2.5    ADVANCE NOTICE OF STOCKHOLDER NOMINEE AND STOCKHOLDER BUSINESS............    2
        2.6    NOTICES...................................................................    3
        2.7    QUORUM....................................................................    4
        2.8    ADJOURNED MEETINGS........................................................    4
        2.9    VOTING....................................................................    4
        2.10   STOCKHOLDER ACTION BY WRITTEN CONSENT.....................................    5
        2.11   RECORD DATE AND STOCKHOLDER VOTING........................................    5
        2.11   PROXIES...................................................................    5
        2.12   ORGANIZATION..............................................................    6
        2.13   LIST OF STOCKHOLDERS......................................................    6
        2.14   INSPECTORS OF ELECTION....................................................    6
        2.15   CONDUCT OF MEETINGS.......................................................    7

ARTICLE III   DIRECTORS..................................................................    7

        3.1    POWERS....................................................................    7
        3.2    NUMBER AND STAGGERED TERMS................................................    7
        3.3    RESIGNATION AND VACANCIES.................................................    8
        3.3    REMOVAL OF DIRECTORS......................................................    8
        3.4    PLACE OF MEETING..........................................................    9
        3.5    ORGANIZATIONAL MEETINGS...................................................    9
        3.6    REGULAR MEETINGS..........................................................    9
        3.7    SPECIAL MEETINGS..........................................................    9
        3.8    QUORUM....................................................................   10
        3.9    WAIVER OF NOTICE..........................................................   10
        3.10   ADJOURNMENT...............................................................   10
        3.11   NOTICE OF ADJOURNMENT.....................................................   10
        3.12   BOARD ACTION BY WRITTEN CONSENT...........................................   11
        3.13   COMPENSATION OF DIRECTORS.................................................   11


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
        3.14   LOANS TO OFFICERS.........................................................   11

ARTICLE IV    COMMITTEES.................................................................   11

        4.1    COMMITTEES OF DIRECTORS...................................................   11
        4.2    MEETINGS AND ACTIONS OF COMMITTEES........................................   12
        4.3    COMMITTEE MINUTES.........................................................   12

ARTICLE V     OFFICERS...................................................................   12

        5.1    OFFICERS..................................................................   12
        5.2    ELECTIONS.................................................................   13
        5.3    SUBORDINATE OFFICERS......................................................   13
        5.4    REMOVAL AND RESIGNATION...................................................   13
        5.5    VACANCIES IN OFFICES......................................................   13
        5.6    CHAIRMAN OF THE BOARD.....................................................   14
        5.7    PRESIDENT.................................................................   14
        5.8    VICE PRESIDENTS...........................................................   14
        5.9    SECRETARY.................................................................   14
        5.10   CHIEF FINANCIAL OFFICER...................................................   15
        5.11   ASSISTANT SECRETARY.......................................................   15
        5.12   ADMINISTRATIVE OFFICERS...................................................   15
        5.13   AUTHORITY AND DUTIES......................................................   16

ARTICLE VI    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.........   16

        6.1    INDEMNIFICATION...........................................................   16
        6.2    RIGHTS OF INDEMNITEES.....................................................   17
        6.3    NON-EXCLUSIVITY OF RIGHTS.................................................   17
        6.4    INSURANCE.................................................................   18
        6.5    INDEMNIFICATION OF AGENTS OF THE CORPORATION..............................   18

ARTICLE VII   RECORDS AND REPORTS........................................................   18

        7.1    MAINTENANCE AND INSPECTION................................................   18
        7.2    INSPECTION BY DIRECTORS...................................................   18
        7.3    ANNUAL STATEMENT TO STOCKHOLDERS..........................................   19
        7.4    REPRESENTATION OF SHARES OF OTHER CORPORATIONS............................   19
        7.5    CERTIFICATION AND INSPECTION OF BYLAWS....................................   19

ARTICLE VIII   GENERAL MATTERS...........................................................   19

        8.1    OTHER RECORD DATES........................................................   19
        8.2    CHECKS, DRAFTS AND EVIDENCES OF INDEBTEDNESS..............................   19
        8.3    CORPORATE CONTRACTS AND INSTRUMENTS.......................................   20
        8.4    STOCK CERTIFICATES........................................................   20
        8.5    SPECIAL DESIGNATION ON CERTIFICATES ......................................   21
        8.6    LOST CERTIFICATES.........................................................   21
        8.7    TRANSFER AGENTS AND REGISTRARS............................................   21
        8.8    CONSTRUCTION AND DEFINITIONS..............................................   21


                                       ii

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
ARTICLE IX    AMENDMENTS.................................................................   22

        9.1    ADOPTION OF AMENDMENTS....................................................   22
        9.2    POSTING OF AMENDMENTS.....................................................   22

CERTIFICATE OF SECRETARY.................................................................   22


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                                     BYLAWS
                                       OF
                           VALLEY NATIONAL CORPORATION
                            (A DELAWARE CORPORATION)

                           ARTICLE I CORPORATE OFFICES

        1.1    REGISTERED OFFICE

        The registered office of Valley National Corporation (the "Corporation") shall be fixed in the Certificate of Incorporation of the Corporation.

        1.2    OTHER OFFICES

        The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

                       ARTICLE II MEETINGS OF STOCKHOLDERS

        2.1    PLACE OF MEETING

        Meetings of stockholders shall be held at any place within our outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

        2.2    ANNUAL MEETING

        The annual meeting of stockholders shall be held each year on a date and at a time designed by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held on the second Tuesday in May in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

        2.3    SPECIAL MEETING

        A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or the holders not less than a majority of all the shares entitled to vote at that meeting. If a special meeting is called by any person or persons other than the Board of Directors or the President or the Chairman of the Board, then the call shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the

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stockholders entitled to vote, in accordance with the provisions of sections 2.4 and 2.6 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days of after receipt of the request, then the person or persons calling the meeting may give the notice.

        2.4    NOTICE OF STOCKHOLDERS' MEETINGS

        All notices of meetings of stockholders shall be sent or otherwise given in accordance with section 2.6 of these Bylaws not less than ten nor more than 60 days before the date of the meeting. The notice shall (a) specify the place, date and hour of the meeting, and (b) (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted), or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election.

        2.5    ADVANCE NOTICE OF STOCKHOLDER NOMINEE AND STOCKHOLDER BUSINESS

        At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and reasons for conducting such business at the annual meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section 2.5. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section 2.5, and if he should so determine,


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he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Only persons who are nominated in accordance with the procedures set forth in this section 2.5 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section 2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, and
(ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section 2.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        2.6    NOTICES

        Written notice of any meeting of stockholders shall be given personally, by first-class mail, or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of the mailing or other means of giving any notice of any


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stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

        2.7    QUORUM

        The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, these Bylaws, or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the Chairman of the meeting or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with this section 2.8 of these Bylaws.

        When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

        If a quorum is initially present, the stockholders may be continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

        2.8    ADJOURNED MEETINGS

        When a meeting is adjourned to another time and place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        2.9    VOTING

        The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of section 2.11 of these Bylaws, subject to the provisions of sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements). Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Every shareholder entitled to vote at any election for directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the


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number of votes to which his shares are entitled, or distribute his votes on the same principal among as many candidates as he thinks fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

        2.10   STOCKHOLDER ACTION BY WRITTEN CONSENT

        Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents shall be delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

        2.11   RECORD DATE AND STOCKHOLDER VOTING

        For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than 60 days nor less than ten days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than 30 days from the date set forth for the original meeting.

        The record date for any other purpose shall be as provided in section
8.1 of these Bylaws.

        2.11   PROXIES

        Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or by the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of section 212(e) of the General Corporation Law of Delaware. A stockholder may revoke any proxy which is not irrevocable by attending


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the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

        2.12   ORGANIZATION

        The President or in the absence of the President, the Chairman of the Board, shall call the meetings of the stockholders to order, and shall act as Chairman of the meetings. In the absence of the President, the Chairman of the Board, and all of the Vice Presidents, the stockholders shall appoint a Chairman for such meetings. The Chairman of any meetings of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

        2.13   LIST OF STOCKHOLDERS

        The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


        2.14   INSPECTORS OF ELECTION

        In advance of any meeting of shareholders, the Board shall appoint inspectors of election to act at the meeting and any adjournments thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders shall appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

        The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots and consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders, and after the election, they shall file with the Secretary of the Corporation a signed certificate, certifying the results thereof and the names of the directors elected.


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
        2.15   CONDUCT OF MEETINGS

        The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meetings. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                              ARTICLE III DIRECTORS

        3.1    POWERS

        Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

        3.2    NUMBER AND STAGGERED TERMS

        The number of directors constituting the entire Board of Directors shall be not less than three or more than nine as shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption); provided however, that the Board of Directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by the shareholders. In the absence of any such designation, the number of directors shall be six. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1999 annual meeting of stockholders, the term of office of the second class to expire at the 2000 annual meeting of stockholders and the term of office of the third class to expire at the 2001 annual meeting of stockholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders


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

after their election; provided however, that in each case directors shall continue to serve until their successors shall be elected and shall qualify.

        3.3    RESIGNATION AND VACANCIES

        Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

        Vacancies in the Board of Directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next election of the class for which such director shall have been chosen and until their successor has been elected and qualified.

        Unless otherwise provided in the Certificate of Incorporation or these
Bylaws:

        (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

        (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

        If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in section 211 of the General Corporation Law of Delaware.

        3.3    REMOVAL OF DIRECTORS

        Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided,


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

however, that, if and so long as stockholders of the Corporation are entitled to cumulative voting, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of his or her class of directors.

        3.4    PLACE OF MEETING

        Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting, or if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

        Any meeting of the Board, regular or special, may be held by conference telephone or similar communications equipment, so long as all directors participating in the meeting can hear one another, and all such participating directors shall be deemed to be present in person at the meeting.

        3.5    ORGANIZATIONAL MEETINGS

        The organizational meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. In the event of the failure of the stockholders to fix the time or place of such organizational meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

        3.6    REGULAR MEETINGS

        Regular meetings of the Board of Directors may be held without notice at such time as shall from time to time be determined by the Board of Directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

        3.7    SPECIAL MEETINGS

        Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board, the President, the Secretary or any two directors.

        Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telecopy or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telecopy or telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

        3.8    QUORUM

        A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in section
3.11 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law. A meeting in which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.

        3.9    WAIVER OF NOTICE

        Notice of a meeting need not be given to any director (a) who signs a waiver of notice, whether before or after the meeting, or (b) who attends the meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

        3.10   ADJOURNMENT

        A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board to another time and place.

        3.11   NOTICE OF ADJOURNMENT

        Notice of the time and place of holding an adjourned meeting of the Board need not be given unless the meeting is adjourned for more than 24 hours. If the meeting is adjourned for 24 hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

        3.12   BOARD ACTION BY WRITTEN CONSENT

        Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board of Directors.

        3.13   COMPENSATION OF DIRECTORS

        Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This section 3.14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

        3.14   LOANS TO OFFICERS

        The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                              ARTICLE IV COMMITTEES

        4.1    COMMITTEES OF DIRECTORS

        The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. That Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board, but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or class of stock of the Corporation), (ii) adopt an agreement of merger or consolidation under sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (v) amend the Bylaws of the Corporation; and, unless the Board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to section 253 of the General Corporation Law of Delaware.

        4.2    MEETINGS AND ACTIONS OF COMMITTEES

        Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these
Bylaws: section 3.5 (place of meetings; meetings by telephone), section 3.7 (regular meetings), section 3.8 (special meetings; notice), section 3.9 (quorum), section 3.10 (waiver of notice), section 3.11 (adjournment), section
3.12 (notice of adjournment) and section 3.13 (Board action by written consent without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

        4.3    COMMITTEE MINUTES

        Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                               ARTICLE V OFFICERS

        5.1    OFFICERS

        The corporate officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one more Vice Presidents (however denominated), one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of section 5.3 of these Bylaws. Any number of offices may be held by the same person.

        In addition to the corporate officers of the Corporation described above, there may also be such administrative officers of the Corporation as may be designated and appointed from time to time by the President of the Corporation in accordance with the provisions of section 5.12 of these Bylaws.

        5.2    ELECTIONS

        The corporate officers of the Corporation, except such officers as may be appointed in accordance with the provisions of sections 5.3 or 5.5 of these Bylaws, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment and shall hold their respective offices for such terms as the Board of Directors may from time to time determine.

        5.3    SUBORDINATE OFFICERS

        The Board of Directors may appoint, or may empower the President to appoint, such other corporate officers as the business of the Corporation may require, each of whom shall hold office for such period, have such power and authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

        The President may from time to time designate and appoint administrative officers of the Corporation in accordance with the provisions of section 5.12 of these Bylaws.

        5.4    REMOVAL AND RESIGNATION

        Subject to the rights, if any, of a corporate officer under any contract of employment, any corporate officer may be removed, either with or without cause, by the majority vote of the Board of Directors at any time or, except in case of a corporate officer chosen by the Board of Directors, by any corporate officer upon whom such power of removal may be conferred by the Board of Directors.

        Any corporate officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the corporate officer is a party.

        Any administrative officer designated and appointed by the President may be removed, either with or without cause, at any time by the President. Any administrative officer may resign at any time by giving written notice to the President or to the Secretary of the Corporation.

        5.5    VACANCIES IN OFFICES

        A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

        5.6    CHAIRMAN OF THE BOARD

        The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no President, then the Chairman of the Board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in section 5.7 of these Bylaws.

        5.7    PRESIDENT

        Subject to such supervisory powers, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

        5.8    VICE PRESIDENTS

        In the absence or disability of the President, and if there is no Chairman of the Board, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chairman of the Board.

        5.9    SECRETARY

        The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of the Board of Directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

        The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

        5.10   CHIEF FINANCIAL OFFICER

        The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.

        The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers to perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

        If required by the Board of Directors, the Chief Financial Officer shall give to the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to be the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        5.11   ASSISTANT SECRETARY

        The Assistant Secretary, if any, or, if there is more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        5.12   ADMINISTRATIVE OFFICERS

        The addition to the corporate officers of the Corporation as provided in section 5.1 of these Bylaws and such subordinate corporate officers as may be appointed in accordance with section 5.3 of these Bylaws, there may also be such administrative officers of the Corporation as may be designated and appointed from time to time by the President of the Corporation. Administrative officers shall perform such duties and have such powers as from time to time may be determined by the President or the Board of Directors in order to assist the corporate officers in the furtherance of their duties. In the performance of such duties and exercise of such powers, however, such administrative officers shall have limited authority to act on behalf of the Corporation as the Board of Directors shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such administrative officers on behalf of the Corporation, which limitations may not be exceeded by such individuals or altered by the President without further approval by the Board of Directors.

        5.13   AUTHORITY AND DUTIES

        In addition to the foregoing powers, authority and duties, all officers of the Corporation shall respectively have such authority and powers and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

               ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

        6.1    INDEMNIFICATION

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or omission in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in section 6.2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, further, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

        6.2    RIGHTS OF INDEMNITEES

        If a claim under section 6.1 of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in party in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

        6.3    NON-EXCLUSIVITY OF RIGHTS

        The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

        6.4    INSURANCE

        The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        6.5    INDEMNIFICATION OF AGENTS OF THE CORPORATION

        The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                         ARTICLE VII RECORDS AND REPORTS

        7.1    MAINTENANCE AND INSPECTION

        The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records of its business and properties.

        Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

        7.2    INSPECTION BY DIRECTORS

        Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose of reasonably related to his or her position as a director.

        7.3    ANNUAL STATEMENT TO STOCKHOLDERS

        The Board of Directors shall present at each annual meeting and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

        7.4    REPRESENTATION OF SHARES OF OTHER CORPORATIONS

        The Chairman of the Board, if any, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of this Corporation, the Treasurer, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having authority.

        7.5    CERTIFICATION AND INSPECTION OF BYLAWS

        The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the stockholders of the Corporation, at all reasonable times during office hours.

                          ARTICLE VIII GENERAL MATTERS

        8.1    OTHER RECORD DATES

        For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than 60 days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided by law. If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution.

        8.2    CHECKS, DRAFTS AND EVIDENCES OF INDEBTEDNESS

        From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

        8.3    CORPORATE CONTRACTS AND INSTRUMENTS

        The Board of Directors, except as otherwise provided in these Bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        8.4    STOCK CERTIFICATES

        The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or vice-Chairman of the Board of Directors, or the President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences or rights, or both, if any; a statement as to any applicable voting trust agreement; if the shares are assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

        Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefore. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of


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the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

        8.5    SPECIAL DESIGNATION ON CERTIFICATES

        If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights, or both, shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights, or both.

        8.6    LOST CERTIFICATES

        Except as provided in this section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board may require. The Board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

        8.7    TRANSFER AGENTS AND REGISTRARS

        The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

        8.8    CONSTRUCTION AND DEFINITIONS

        Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limited the generality of this provision, as used in these Bylaws, the singular


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

number includes the plural, the plural number includes the singular, and the term "person" includes both an entity and a natural person.

                              ARTICLE IX AMENDMENTS

        9.1    ADOPTION OF AMENDMENTS

        The original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

        9.2    POSTING OF AMENDMENTS

        Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consents shall be stated in said book.

                            CERTIFICATE OF SECRETARY

        I, C.K. Hill, do hereby certify:

        1. That I am the duly elected and acting Secretary of Valley National Corporation, a Delaware corporation (the
                "Corporation"); and

        2. That the foregoing Bylaws constitute the Bylaws of the Corporation duly adopted by the Board of Directors thereof on October 13, 1998.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation.

                                       /s/
                                       -----------------------------------------
                                       C.K. Hill, Secretary


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